Exhibit 99.1

FOR IMMEDIATE RELEASE

ICO GLOBAL COMMUNICATIONS REGAINS COMPLIANCE WITH NASDAQ LISTING RULE 5450(a)(1)

Reston, VA., (Business Wire) January 4, 2010 – ICO Global Communications (Holdings) Limited (ICO) (NASDAQ:  ICOG) (“Company”) announced today that it received written notification from Nasdaq on December 30, 2009 that it has regained compliance with Nasdaq Listing Rule 5450(a)(1) as a result of the Company’s Class A Common Stock trading above $1.00 a share for 10 consecutive business days.  In September 2009, as previously announced, the Company had been notified that it had 180 calendar days, or until March 15, 2010, to regain compliance with the rule.

About ICO

ICO Global Communications (Holdings) Limited is a satellite communications company developing an advanced next-generation hybrid media system, combining both satellite and terrestrial communications capabilities.   ICO’s satellites are capable of supporting wireless voice, data, and/or Internet services on mobile and portable devices.  ICO is based in Reston, Virginia. For more information, visit www.ico.com.

Contact:

Christopher Doherty
ICO Global Communications
703-964-1414
christopher.doherty@ico.com

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